SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                              _____


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)

             OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)  June 21, 1994



                       KETEMA, INC.
     (Exact name of registrant as specified in its charter)


        Delaware                        1-10028       23-2511128
(State or other jurisdiction of     (Commission    (IRS Employer
 incorporation)                      File Number)    ID Number)


                  Suite 600, One Cherry Center
        501 South Cherry Street, Denver, Colorado       80222
 (Address of principal executive offices)              (Zip Code)

Registrant's Telephone Number,
 including area code:                             (303) 331-0940



(Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant

     (a)  Not applicable.

     (b) On June 21, 1994, the Registrant announced the execution of a definitive Agreement and Plan of Merger (the "Merger Agreement") among the Registrant, KTM Holdings Corp., a Delaware corporation ("Buyer"), and KTM Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Merger Subsidiary"), pursuant to which Merger Subsidiary would be merged with and into the Registrant, with the Registrant being the surviving corporation (the "Merger"). Under the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Registrant's common stock, par value $1.00 per share (the "Common Stock"), together with the associated right entitling the holder thereof to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Registrant, other than shares of Common Stock held by the Registrant as treasury stock, or owned by Buyer, Merger Subsidiary or any subsidiary of Buyer or any shares as to which appraisal rights have been perfected, shall be converted automatically into the right to receive $15.00 in cash, without interest.

          Buyer and Merger Subsidiary were recently formed for purposes of the transaction by a group of stockholders of the Registrant consisting of certain clients of American Securities Partners, L.P. and Hugh H. Williamson, III, the President and Chief Executive Officer of the Registrant, who beneficially own, in the aggregate, approximately 23% of the Registrant's Common Stock, including shares issuable upon conversion of Debentures held by members of the group. Four members of the group, including Mr. Williamson, are directors of the Registrant.

          Consummation of the Merger is subject to certain conditions, including, among other things, approval of the Merger and the Merger Agreement by a majority of the stockholders of the Registrant and funding pursuant to a bank financing commitment. In addition, the Merger Agreement provides that the Registrant will reimburse Buyer for certain out-of-pocket transaction related expenses if the Merger Agreement is terminated and certain other conditions are met, in an amount not to exceed $1.5 million.

          Under the terms of the Merger Agreement, the Special
Committee of independent Directors of the Registrant has the authority to continue to explore other expressions of interest which have been or may be received from third parties.

          The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.


Item 7.   Exhibits

     Exhibit 2.1 Agreement and Plan of Merger, dated as of June 21, 1994, among the Registrant, KTM
                    Holdings Corp. and KTM Acquisition Corp.

     Exhibit 99.1   Press Release, dated June 21, 1994,
                    announcing proposed merger transaction.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              KETEMA, INC.


                              By: /s/ Hugh H. Williamson, III
                                 Name: Hugh H. Williamson, III
                                 Title: President and Chief
                                        Executive Officer




Dated:  June 29, 1994



                          EXHIBIT INDEX


Sequentially
Exhibit Number       Description                   Numbered Page

      2.1       Agreement and Plan of Merger,
                dated as of June 21, 1994, among
                the Registrant, KTM Holdings Corp.
                and KTM Acquisition Corp.


      99.1      Press Release, dated June 21, 1994,
                announcing proposed merger
                transaction.